Exhibit 21.1

BEST BUY CO., INC.
SUBSIDIARIES OF THE REGISTRANT AT MARCH 3, 2012*

State or Other Jurisdiction of Incorporation or Organization
BBC Insurance Agency Inc.	Minnesota
BBC Investment Co.	Nevada
BBY Networks, Inc.	Minnesota
BBC Property Co.	Minnesota
Best Buy Stores, L.P. (1)	Virginia
BBY Services, Inc.	Delaware
BestBuy.com, LLC	Virginia
Best Buy Connect, LLC	Delaware
Best Buy Gov, LLC (2)	Delaware
Best Buy Leasing, LLC (3)	Virginia
Best Buy Puerto Rico Holdings, LLC	Delaware
Best Buy Stores Puerto Rico, LLC	Puerto Rico
Best Buy Warehousing Logistics, Inc.	Delaware
Nichols Distribution, LLC	Minnesota
BBY Holdings International, Inc.	Minnesota
Best Buy China Holdings, Ltd.	Mauritius
Best Buy Shanghai, Ltd.	China
Best Buy Enterprise Services, Inc.	Minnesota
BBY Canada Finance, LLC	Delaware
BBCAN Financial Services, L.P.	Alberta
BBCAN UK, LLP	United Kingdom
Best Buy, LLP	United Kingdom
Best Buy Distributions Limited	United Kingdom
New BBED Limited ¥	United Kingdom
Best Buy Europe Distributions Limited ¥ (4)	United Kingdom
Best Buy UK Distributions Limited ¥	United Kingdom
Best Buy UK CP Limited ¥	United Kingdom
Best Buy Europe Limited ¥	United Kingdom
CPW Europe Limited ¥	United Kingdom
The Carphone Warehouse Limited ¥	Ireland
The Phone House Netherlands BV ¥	Netherlands
Compro-Telematics BV ¥	Netherlands
F.M. Investments BV ¥	Netherlands
F.M. Development BV ¥	Netherlands
F.M. Wholesale BV ¥	Netherlands
Typhone E-Concepts BV ¥	Netherlands
Provitel Groothandel BV ¥	Netherlands
The Phone House Netherlands Business Centers BV ¥	Netherlands
The Phone House Netherlands Franchise BV ¥	Netherlands
The Phone House Netherlands Retail BV ¥	Netherlands
F.M. Corporate Communications BV ¥	Netherlands
The Phone House Netherlands Retail Regio Midden BV ¥	Netherlands
The Phone House Netherlands Retail Regio Noord BV ¥	Netherlands
The Phone House Netherlands Retail Regio Zuid BV ¥	Netherlands

CPW Insurance Limited ¥	United Kingdom
Geek Squad UK Limited ¥	United Kingdom
Geek Squad Iberia SL ¥	Spain
Mobiles.co.uk Limited ¥	United Kingdom
New Technology Insurance ¥	Ireland
SpinVox Limited ¥	United Kingdom
Talk Mobile Limited ¥	United Kingdom
The Carphone Warehouse Ltd. ¥	United Kingdom
CPWCO 18 Limited ¥	United Kingdom
ISE-NET Solutions Limited ¥	United Kingdom
The Carphone Warehouse UK Limited ¥	United Kingdom
The Phone House SAS ¥	France
The Phone House Holdings (UK) Limited ¥	United Kingdom
Best Buy Limited ¥	United Kingdom
MTIS Limited ¥	Ireland
The Phone House BV ¥	Netherlands
Fresh Telecom Limited ¥	United Kingdom
The Phone House Holdings (UK) Spanish Branch ¥	Spain
The Phone House Canarias S.L.U. ¥	Spain
The Phone House Direct S.L. ¥	Spain
The Phone House LTDA ¥	Portugal
The Phone House Mobil S.L.U. ¥	Spain
The Phone House Spain S.L.U. ¥	Spain
Telechoice Espana ¥	Spain
Sociedad Gestora de Participacoes Sociais SQ ¥	Portugal
OSFONE-Comercio de Aparelhos de Telecommunicaciones Lda ¥	Portugal
OSFONE NEGOCIOS- Comercio de Aparelhos de Telecommunicaciones Lda ¥	Portugal
Tecnologias Integrales de Telecommunicaciones S.A. ¥	Spain
Xtra Telecom SL ¥	Spain
Phone House International AB ¥	Sweden
GEAB The Phone House AB ¥	Sweden
MSG The Phone House AB ¥	Sweden
TalkTalk Telecom GmbH ¥	Switzerland
The Phone House Deutschland GmbH ¥	Germany
The Phone House Services GmbH ¥	Germany
The Phone House ShopManagement GmbH ¥	Germany
The Phone House Telecom GmbH ¥	Germany
New CPWM Limited	United Kingdom
CPW Mobile Limited	United Kingdom
CPWCO 16 Limited	United Kingdom
BBY Mobile Consulting, LLC	Delaware
Oval (2248) Limited	United Kingdom
BBY Business to Business, ULC	Nova Scotia
BBY Solutions, Inc.	Minnesota
Best Buy Asia Pacific Regional Holdings Limited	Hong Kong
Best Buy Hangzhou Limited	China
Best Buy Nanjing Limited	China

Best Buy Canada Ltd. (5)	Canada+
6349021 Canada Ltd.	Canada+
FutureGard Reinsurance Ltd.	Turks and Caicos
Howell & Associates, Inc.	Ontario
Best Buy Holdings B.V.	Netherlands
Best Buy China Ltd.	Bermuda
Best Buy Purchasing LLC (6)	Minnesota
Partsearch Technologies, Inc.	Delaware
Best Buy Finance, Inc.	Minnesota
BBY (Mauritius I) Ltd.	Mauritius
BBY (Mauritius II) Ltd.	Mauritius
Best Buy China %	China
BBY (Mauritius III) Ltd.	Mauritius
Best Buy (AsiaPacific) Limited	China
Best Buy China UK, LLP	United Kingdom
Best Buy International Finance, S.a.r.l.	Luxembourg
Best Buy Enterprises, S. de R.L. de C.V.	Mexico, Federal District
Best Buy Imports, S. de R.L. de C.V.	Mexico, Federal District
Best Buy Stores, S. de R.L. de C.V.	Mexico, Federal District
ExB Hong Kong Limited	Hong Kong
ExB Marketing Japan G.K.	Japan
Five Star Trust%	China
Best Buy Jiangsu Ltd.	Mauritius
Jiangsu Five Star Appliance Co., Ltd.	China
Anhui Five Star Appliance Co., Ltd	China
Anhui Five Star Appliance Repair & Maintenance Service Co., Ltd	China
Changzhou Five Star Appliance Co., Ltd #	China
Chengdu Xingpu Five Star Electrical Appliance Co.	China
Henan Five Star Appliance Co., Ltd	China
Jiangsu Five Star Central Air-conditioning Co., Ltd	China
Nanjing Five Star Central Air Conditioner Construction, Co., Ltd	China
Jiangsu Five Star Purchase Co., Ltd	China
Jiangsu Friendship Appliance Co., Ltd	China
Jiangsu Taide Commercial & Trade Co., Ltd	China
Jiangsu Xingpu Science & Technology Trading Co., Ltd	China
Ningbo Xingpu Five Star Appliance Co., Ltd	China
Qingdao Five Star Appliance Service Co., Ltd	China
Shandong Five Star Appliance Co., Ltd	China
Sichuan Xingpu Five Star Appliance Co., Ltd	China
Xuzhou Five Star Appliance Co., Ltd	China
Xuzhou Five Star Appliance Service Co., Ltd	China
Wuxi Five Star Appliance Co., Ltd	China
Yancheng Asia Shopping Mall Co., Ltd	China
Yunnan Five Star Appliance Co.,Ltd	China
Zhejiang Xingpu Five Star Appliance Co., Ltd	China
Zhejiang Xingpu Five Star Appliance Service Co., Ltd	China
Best Buy - Fuse Capital Digital Media Fund, LLC	Delaware
Best Buy UK Investments 1, LLC	Delaware
Best Buy UK Investments 2, LLC	Delaware
CCL Insurance Company	Vermont

CP Gal Ritchfield, LLC	Delaware
Jiangsu Five Star Capital Ltd.	Mauritius
Jiangsu Five Star Investment Ltd.	Mauritius
Magnolia Hi-Fi, Inc. (7)	Washington
mindSHIFT Technologies, Inc.	Delaware
Fivepoints Compliance, Inc.	Delaware
Invision.com, Inc.	Delaware
The Telluride Group, Inc.	Delaware
Napster, Inc.	Delaware
Napster, LLC (8)	Delaware
Napster Deutschland GmbH	Germany
Napster Luxembourg S. á r. l.	Luxembourg
Napster UK Ltd.	United Kingdom
Online Services Co.	Minnesota
Pacific Sales Kitchen and Bath Centers, Inc. (9)	California
Redline Entertainment, Inc. (10)	Minnesota
Talkback, Inc.	Washington
vpr Matrix, Inc.	Minnesota
_____________________________________________

*	Indirect subsidiaries are indicated by indentation.

#	We own 60% of this entity

¥	Jointly held – owned 50%

+	Federally chartered

%	China Business Trust

Also doing business as:

(1)
Geek Squad, Audiovisions, Xtreme Value Electronics, 2nd Turn, Magnolia Home Theater, FutureShop, Best Buy Mobile, HD Gamer Store, GameDaemons, Best Buy Express, DealTree, TechLiquidators, Cowboom, Best Buy On, Warehouse B, Giftag, BestBuy.com

(2)	Best Buy Blue, BBC Gov

(3)	Best Buy Simplicity

(4)	The Phone House, Geek Squad

(5)	FutureShop, Best Buy Mobile, Geeksquad

(6)	Insignia Products, Cowboom

(7)	Magnolia, Magnolia Audio Video

(8)	Duet GP, Pressplay

(9)	Pacific Sales, Kitchen, Bath & Electronics; Pacific Service Center Inc.

(10)	Redline Films